                                                                     Exhibit 3.4



FORM NO. 6                                              Registration No. EC21727

                                     [SEAL]

                                    Bermuda

                          CERTIFICATE OF INCORPORATION

I hereby in accordance with the provisions of section 14 of the Companies Act 1981, of Bermuda issue this Certificate of Incorporation and do certify that on the 14th day of March 1996

                            RSL Communications, Ltd.

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

Given under my hand this 2nd day of April 1996.


                                           /s/ for Acting REGISTRAR OF COMPANIES

                                           for Acting REGISTRAR OF COMPANIES